EXHIBIT 99.1

Hub Group, Inc. Reports Record First Quarter 2012 Earnings

DOWNERS GROVE, IL, April 19, 2012, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended March 31, 2012.

Hub Group reported record income of $13.7 million for the first quarter ended March 31, 2012, an increase of 30% compared to the first quarter of 2011.  Hub Group’s diluted earnings per share was $0.37 for the first quarter of 2012, which represents an increase of 32% when compared with the prior year period.

Hub Group’s first quarter 2011 pre-tax income included approximately $1.7 million of costs related to the Mode Transportation acquisition.  Excluding the effects of these costs, non-GAAP earnings per share was $0.31 for the 2011 first quarter (see table below).  Earnings per share increased 19% when compared with the non-GAAP earnings per share in the prior year period.

The Hub segment’s revenue increased 16% to $563 million.  First quarter intermodal revenue increased 20% to $404 million.  The increase was attributable to a 15% volume increase and a 5% increase for fuel, price and mix.  Truck brokerage revenue decreased 6% to $80 million this quarter.  First quarter Unyson Logistics revenue increased 23% to $79 million.  The Hub segment’s operating income was $20.0 million.

The Mode segment’s revenue was $187 million for the first quarter.  Operating income was $2.6 million.

Hub Group ended the quarter with $53 million in cash.

CONFERENCE CALL

Hub Group will hold a conference call at 5:00 p.m. Eastern Time on Thursday, April 19, 2012 to discuss its first quarter results.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 679-8038.  The conference call participant code is 89653878. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=P7696KW7K .  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2011.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months
	Ended March 31,
	2012	2011
Revenue	$739,885	$485,379

Transportation costs	656,143	428,072
Gross margin	83,742	57,307

Costs and expenses:
Salaries and benefits	33,299	26,801
Agent fees and commissions	13,695	751
General and administrative	12,577	12,059
Depreciation and amortization	1,660	936
Total costs and expenses	61,231	40,547

Operating income	22,511	16,760

Other income (expense):
Interest expense	(307)	(14)
Interest and dividend income	34	32
Other, net	(23)	209
Total other (expense) income	(296)	227

Income before provision for income taxes	22,215	16,987

Provision for income taxes	8,553	6,489

Net income	$13,662	$10,498

Basic earnings per common share	$0.37	$0.28

Diluted earnings per common share	$0.37	$0.28

Basic weighted average number of shares outstanding	37,043	36,886
Diluted weighted average number of shares outstanding	37,143	37,022

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months
	Ended March 31, 2012
	Hub	Mode	Inter-Segment Elims	Hub Group Consolidated
Revenue	$563,212	$187,183	$(10,510)	$739,885

Transportation costs	501,694	164,959	(10,510)	656,143
Gross margin	61,518	22,224	-	83,742

Costs and expenses:
Salaries and benefits	29,080	4,219	-	33,299
Agent fees and commissions	634	13,061	-	13,695
General and administrative	10,732	1,845	-	12,577
Depreciation and amortization	1,121	539	-	1,660
Total costs and expenses	41,567	19,664	-	61,231

Operating income	19,951	2,560	-	22,511

HUB GROUP, INC.
UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Three Months
	Ended March 31,
			Change	Change
	2012	2011	$	%

Diluted GAAP EPS	$0.37	$0.28	$0.09	32%

Mode acquisition-related costs	$-	$0.03	$(0.03)

Diluted NON-GAAP EPS (adjusted)	$0.37	$0.31	$0.06	19%

Diluted Shares	37,143	37,022

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$52,695	$49,091
Accounts receivable trade, net	346,854	326,537
Accounts receivable other	17,601	23,878
Prepaid taxes	149	2,392
Deferred taxes	3,795	4,838
Prepaid expenses and other current assets	6,850	9,056
TOTAL CURRENT ASSETS	427,944	415,792

Restricted investments	15,832	14,323
Property and equipment, net	133,484	124,587
Other intangibles, net	21,238	21,667
Goodwill, net	263,415	263,470
Other assets	2,399	2,845
TOTAL ASSETS	$864,312	$842,684

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$209,849	$204,693
Accounts payable other	20,511	17,289
Current portion of capital leases	2,249	2,237
Accrued payroll	11,204	16,721
Accrued other	32,251	29,962
TOTAL CURRENT LIABILITIES	276,064	270,902

Non-current liabilities	18,861	17,717
Non-current portion of capital leases	22,862	23,436
Deferred taxes	94,018	91,764

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2012 and 2011	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and
41,224,792 shares issued in 2012 and 2011; 37,100,852 shares
outstanding in 2012 and 36,860,260 shares outstanding in 2011	412	412
Class B: $.01 par value; 662,300 shares authorized;
662,296 shares issued and outstanding in 2012 and 2011	7	7
Additional paid-in capital	162,723	168,800
Purchase price in excess of predecessor basis, net of tax
benefit of $10,306	(15,458)	(15,458)
Retained earnings	414,850	401,188
Other comprehensive income	5	4
Treasury stock; at cost, 4,123,940 shares in 2012
and 4,364,532 shares in 2011	(110,032)	(116,088)
TOTAL STOCKHOLDERS' EQUITY	452,507	438,865
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$864,312	$842,684

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2012	2011

Cash flows from operating activities:
Net income	$13,662	$10,498
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	5,516	2,629
Deferred taxes	3,352	1,266
Compensation expense related to share-based compensation plans	1,637	1,225
Loss (gain) on sale of assets	1	(13)
Excess tax benefits from share-based compensation	(83)	-
Changes in operating assets and liabilities, net of effects of acquisition:
Restricted investments	(1,509)	(707)
Accounts receivable, net	(14,043)	(23,411)
Prepaid taxes	2,243	173
Prepaid expenses and other current assets	2,205	1,738
Other assets	445	31
Accounts payable	8,377	32,229
Accrued expenses	22	(560)
Non-current liabilities	1,010	407
Net cash provided by operating activities	22,835	25,505

Cash flows from investing activities:
Proceeds from sale of equipment	52	68
Purchases of property and equipment	(17,013)	(4,880)
Cash used in acquisitions, net of cash acquired	(150)	(55)
Net cash used in investing activities	(17,111)	(4,867)

Cash flows from financing activities:
Proceeds from stock options exercised	16	24
Purchase of treasury stock	(1,665)	(1,447)
Capital lease payments	(546)	-
Excess tax benefits from share-based compensation	74	540
Net cash used in financing activities	(2,121)	(883)

Effect of exchange rate changes on cash and cash equivalents	1	4

Net increase in cash and cash equivalents	3,604	19,759
Cash and cash equivalents beginning of period	49,091	115,144
Cash and cash equivalents end of period	$52,695	$134,903